EXHIBIT 23.3

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Autobytel Inc. of our report dated February 18, 2004 relating to the consolidated financial statements of Stoneage Corporation and Subsidiary, which appears in the Current Report on Form 8-K/A of Autobytel Inc. dated June 25, 2004. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Detroit, Michigan

June 25, 2004